UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2020

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 13, 2020, Party City Holdco Inc. (the “Company”) issued a press release announcing participation as of July 10, 2020 in its previously announced offers to exchange (the “Exchange Offers”) any and all of the outstanding (x) $350,000,000 aggregate principal amount of existing unsecured 6.125% Senior Notes due 2023 (the “2023 Notes”) and (y) $500,000,000 aggregate principal amount of existing unsecured 6.625% Senior Notes due 2026 (together with the 2023 Notes, the “Existing Notes”) issued by its wholly-owned subsidiary Party City Holdings Inc. The Company also announced the extension of the early participation time with respect to the Exchange Offers and the related consent solicitations (the “Consent Solicitations”) and rights offering (the “Rights Offering”) from 5:00 p.m., New York City time, on July 10, 2020 to 11:59 p.m., New York City time, on July 24, 2020; provided, however, that the deadline to validly withdraw tenders of Existing Notes for exchange, to revoke the related consents delivered in the Consent Solicitations and to revoke the exercise of the related subscription rights in the Rights Offering was not extended by the Company and expired at 5:00 p.m., New York City time, on July 10, 2020.

A copy of the Company’s press release is being filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated as of July 13, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: July 13, 2020	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer